                                                                  Exhibit 32.1

                           CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350 *


In connection with the Annual Report of PGI Incorporated (the "Company") on Form 10-KSB for the period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Laurence A. Schiffer, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbones-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Laurence A. Schiffer
---------------------------------------
    Laurence A. Schiffer
    Chief Executive Officer (Principal Executive Officer)        March 30, 2007


*A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the Securities and Exchange Commission or its staff upon request.